UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 9, 2018

Runway Growth Credit Fund Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-55544	47-5049745
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 N. Michigan Ave., Suite 4200, Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 281-6270

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

For the period from April 1, 2018 through June 30, 2018, Runway Growth Credit Fund Inc. (the “Company”) made new investment commitments totaling $91.0 million, of which $72.0 million of loans had been funded as of June 30, 2018. Set forth below is a brief description of each portfolio company in which the Company has made an investment during such period:

Company	Company Description	Facility Type	Interest Rate	Total Commitment (in thousands)	Funded Commitment (in thousands)
Aginity, Inc.	Aginity is a SaaS-based platform providing software that enables companies to create, catalog and manage analytics as assets which can then be reused consistently everywhere in the enterprise.	Senior Secured Term Loan	L + 10.75%	$ 14,000	$ 7,000
Dtex Systems, Inc.	Dtex is a leading expert in insider threat protection with a strong and effective solution for enterprises of varying sizes.	Senior Secured Term Loan	L + 9.15%	15,000	8,000
Jibe, Inc.	Jibe is a SaaS-based recruitment software company that specializes in serving large employers with recruiting solutions that enable businesses to attract, engage, and hire high-quality candidates faster.	Senior Secured Term Loan	L + 10.00%	7,000	7,000
CareCloud Corporation	CareCloud is a cloud-based platform for high-growth medical groups and provides revenue cycle management and patient tracking, and outcome maangement tools.	Senior Secured/Second Lien Term Loan	P + 7.00%	25,000	25,000
Aria Systems, Inc.	Aria is a cloud-based monetization platform that handles billing and revenue management for business which products are subscription-based or recurring in nature.	Senior Secured Term Loan	L + 9.00%	30,000	25,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Runway Growth Credit Fund Inc.

Date: July 9, 2018	By:	/s/ Thomas B. Raterman
Thomas B. Raterman Chief Financial Officer, Treasurer and Secretary